UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 20, 2006


                              Analog Devices, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Massachusetts                  1-7819              04-2348234
---------------------------------    ---------------    -----------------------
  (State or other jurisdiction         (Commission           (IRS Employer
        of incorporation               File Number)        Identification No.)


         One Technology Way, Norwood, MA                         02062
-----------------------------------------------         -----------------------
     (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (781) 329-4700



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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Certain Officers; Election of
           Directors; Appointment of Certain Officers;
           Compensatory Arrangements of Certain Officers.

(e)

Executive Performance Bonus Plan for Fiscal Year 2007

On December 20, 2006, the Compensation Committee of the Board of Directors of Analog Devices, Inc. (the "Company") approved the terms of an Executive Performance Bonus Plan for fiscal year 2007 (the "Executive Bonus Plan"). All executive officers and other senior management selected by the Chief Executive Officer will participate in the Executive Bonus Plan. Bonus payments under the Executive Bonus Plan are calculated and paid as follows:

     1. Each participant's Fiscal 2007 Bonus Target is obtained by multiplying his or her Eligible Earnings by his or her Bonus Target Percentage:

o Eligible Earnings - the individual's base pay during the applicable bonus period.

o Bonus Target Percentage - a percentage of the individual's Eligible Earnings, determined individually for each participant by the Compensation Committee and ranging from 35% to 160%.

     2. Each participant's Fiscal 2007 Bonus Target is then multiplied by the Bonus Payout Factor. The Bonus Payout Factor is based on the Company's operating profit before tax as a percentage of revenue for the applicable bonus period, which is adjustable by the Compensation Committee in its sole discretion to exclude special items, including but not limited to: stock-based compensation expense, restructuring-related expense, acquisition-related expense, gain or loss on disposition of businesses, non-recurring royalty payments, and other similar non-cash or non-recurring items. The Bonus Payout Factor can range from zero to three.

         The product obtained by multiplying a participant's Fiscal 2007 Bonus Target by the Bonus Payout Factor shall be the Fiscal 2007 Bonus Payment for each participant. Each participant's Fiscal 2007 Bonus Payment can therefore be reduced to zero, or increased by up to three times his or her Fiscal 2007 Bonus Target.

     3. Each participant's Fiscal 2007 Bonus Payment is then subject to adjustment by his or her Individual Payout Factor as follows. The Individual Payout Factor can increase the calculated bonus payment by as much as 50% or decrease the calculated bonus payment by as much as 50%, based on an evaluation of the participant's performance against a set of individual goals that are focused on key performance indicators, including business unit financial performance, strategic initiatives and overall leadership. At the end of fiscal year 2007, the Chief Executive Officer will review and assess the performance of each of the other participants with respect to his or her goals, and provide his recommendations thereon to the Compensation Committee. In addition, the Compensation Committee will review and assess the Chief Executive Officer's performance with respect to his goals. The Compensation Committee will then determine the Individual Payout Factor for the Chief Executive Officer and each of the other participants, based on the Committee's review and assessment of the performance of each individual toward his or her goals.

     4. Bonus payments, if any, under the Executive Bonus Plan will be calculated at the end of each fiscal quarter and distributed after the first half and second half of fiscal year 2007. The Individual Payout Factor adjustments are only assessed and calculated annually at the end of the fiscal year. Therefore, the distribution paid after the first half of fiscal year 2007 will be based only on paragraphs 1 and 2 above. Any Individual Payout Factor adjustments pursuant to paragraph 3 above will be assessed and calculated after the fiscal year end for the full fiscal year and applied only to the distribution which would be otherwise due and payable after the second half of fiscal year 2007 using the calculation described above.

Revised Forms for Usage under 2006 Stock Incentive Plan

     All of the Registrant's employees (including executive officers), directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards under the Company's 2006 Stock Incentive Plan (the "2006 Plan"). On December 13, 2006, the Compensation Committee approved a revised form of Confirming Memorandum for Grants of Non-Qualified Stock Options to Employees for usage under the 2006 Plan. The revised form of Confirming Memorandum for Grants of Non-Qualified Stock Options to Employees is filed as an exhibit hereto and is incorporated herein by reference.


Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description
----------     -----------
99.1           Form of Confirming Memorandum for Grants of Non-Qualified Stock
               Options to Employees for usage under the Registrant's 2006 Stock
               Incentive Plan.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 22, 2006         ANALOG DEVICES, INC.

                                By:  /s/ Joseph E. McDonough
                                     -------------------------------------
                                     Joseph E. McDonough
                                     Vice President, Finance and Chief
                                     Financial Officer





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                                  EXHIBIT INDEX


Exhibit No.    Description
----------     -----------
99.1           Form of Confirming Memorandum for Grants of Non-Qualified Stock
               Options to Employees for usage under the Registrant's 2006 Stock
               Incentive Plan.